BDO       BDO Seidman, LLP              One Sansome Street, Suite 1100
          Accountants and Consultants   San Francisco, CA 94104-4430
                                        Telephone (415) 397-7900
                                        Fax (415) 397-2161

February 9, 2000

Mr. Arthur Korn
Chief Financial Officer
Guinness Telli*Phone Corporation
655 Redwood Highway, Suite 111
Mill Valley, CA 94941-3009

Dear Mr. Korn:

This is to confirm that the client-auditor relationship between Guinness Telli*Phone Corporation (Commission File Number 0-25632) and BDO Seidman, LLP has ceased.

Sincerely,

/s/ BDO Seidman, LLP
--------------------------------
BDO Seidman, LLP

cc:   Office of the Chief Accountant

SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549

BDO       BDO Seidman, LLP              One Sansome Street, Suite 1100
          Accountants and Consultants   San Francisco, CA 94104-4430
                                        Telephone (415) 397-7900
                                        Fax (415) 397-2161

February 9, 2000

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have been furnished with a copy of the response
to Item 4 of Form 8-K for the event that occurred
on February 2, 2000 to be filed by our former
client, the Guinness Telli*Phone Corporation.   We
agree with the statements made in response to that
Item insofar as they relate to our firm.

Very truly yours,


/s/BDO Seidman, LLP
--------------------------
BDO Seidman, LLP